EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 13, 2016, relating to the financial statements of (i) Vitaxel SDN BHD appearing in Amendment No. 1 to the Current Report on Form 8-K filed on April 13, 2016 for the year ended December 31, 2015; and (ii) Vitaxel Online Mall SBN BHD appearing in Amendment No. 1 to the Current Report on Form 8-K filed on April 13, 2016 for the period ended December 31, 2015.

/s/ DCAW (CPA) Limited

Hong Kong, China

October 24, 2016